UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: October 25, 2013

Viggle Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11 th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(212)  231-0092
(Registrant’s Telephone Number, including Area Code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02.  Unregistered Sales of Equity Securities.

On March 11, 2013, Viggle Inc. (the “Company”) and Sillerman Investment Company II LLC (“SIC II”), an affiliate of the Company's Executive Chairman and Chief Executive Officer, entered into an amended and restated line of credit (the “New $25,000,000 Line of Credit”) to the Company, pursuant to which the Company may, from time to time, draw on the New $25,000,000 Line of Credit in amounts of no less than $1,000,000. On October 25, 2013, the Company drew $2,000,000 under the New $25,000,000 Line of Credit. Following the October 25, 2013 draw, there is $2,000,000 available to be drawn under the New $25,000,000 Line of Credit.

In accordance with the terms of the New $25,000,000 Line of Credit, the Company issued to SIC II warrants to purchase 2,000,000 shares of the Company's Common Stock, par value $0.001 per share. These warrants shall be exercisable at a price of $1.00 per share and shall expire five (5) years after issuance.

The Company expects to record a stock-based compensation charge of approximately $637,000 relating to these warrants.

The Board of Directors also approved for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the transaction and the issuance of the warrants for purposes of securing an exemption for such acquisition of all such warrants and the shares into which they may be converted by SIC II. As approved by the Board of Directors, SIC II is a director of the Company by deputization for purposes of securing an exemption for these transactions from the provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

The warrants were issued in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereunder and Rule 506 of Regulation D promulgated thereunder.

The foregoing descriptions of the New $25,000,000 Line of Credit and the transactions contemplated thereby are not complete and are subject to, and qualified in their entirety by, reference to the description thereof in the Company's Current Report on Form 8-K as filed with the SEC on March 15, 2013 and to the form of New $25,000,000 Line of Credit attached thereto as Exhibit 10.3 and incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGGLE INC.

Date: October 30, 2013	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President

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